EXHIBIT 21.1

FORTUNE INDUSTRIES, INC.
SUBSIDIARIES

Subsidiary Name	State of Incorporation/Organization
Century II ASO, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Services, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Staffing, Inc.	Tennessee Corporation (a subsidiary of CSM, Inc.)
Century II Staffing TN, Inc.	Tennessee Corporation (a subsidiary of Century II Staffing, Inc.)
Century II Staffing USA, Inc.	Tennessee Corporation (a subsidiary of Century II Staffing, Inc.)
Commercial Solutions, Inc.	Indiana Corporation
Cornerstone Wireless Construction Services, Inc.	Indiana Corporation (a subsidiary of Fortune Wireless, Inc.)
CSM, Inc.	Tennessee Corporation
Employer Solutions Group, Inc.	Utah Corporation
Employer Solutions Group of Idaho, Inc.	Idaho Corporation
Employer Solutions Group of SLC, Inc.	Utah Corporation
Employer Solutions Group of Utah, Inc.	Utah Corporation
Employer Staffing Group, Inc.	Utah Corporation
ESG Achievement, Inc.	Utah Corporation
ESG Administration, Inc.	Utah Corporation
ESG Assistance, Inc.	Utah Corporation
ESG Consulting, Inc.	Utah Corporation
ESG Direction, Inc.	Utah Corporation
ESG Entities, Inc.	Utah Corporation
ESG Fulfillment, Inc.	Utah Corporation
ESG Insurance, Inc.	Utah Corporation
ESG Management, Inc.	Utah Corporation
ESG Offerings, Inc.	Utah Corporation
ESG Services, Inc.	Utah Corporation
ESG Success, Inc.	Utah Corporation
ESG Supervision, Inc.	Utah Corporation
Fortune Staffing, Inc.	Indiana Corporation
Fortune Strategic Products, Inc.	Indiana Corporation
Fortune Wireless, Inc.	Indiana Corporation
James H Drew Corporation	Indiana Corporation
James Westbrook & Associates, LLC	Georgia Limited Liability Company
Kingston Sales Corporation	Indiana Corporation
Magtech Services, Inc.	Indiana Corporation (a subsidiary of Fortune Wireless, Inc.)
Nor-Cote International, Inc.	Indiana Corporation
Nor-Cote International Limited	United Kingdom (a subsidiary of Nor-Cote International, Inc.)
Nor-Cote International (Mexico), Inc.	Indiana Corporation (a subsidiary of Nor-Cote International, Inc.)
Nor-Cote International Pte Ltd	Singapore (a subsidiary of Nor-Cote International, Inc.)
Nor-Cote (Malaysia) SDN BHD	Malaysia (a subsidiary of Nor-Cote International, Inc.)
Precision Employee Management, L.L.C.	Arizona Limited Liability Company
Professional Staff Management, Inc.	Indiana Corporation
Professional Staff Management, Inc. II	Indiana Corporation
Pro Staff, Inc.	Indiana Corporation
PSM Financial Services, LLC	Indiana Limited Liability Company (a subsidiary of Professional Staff Management, Inc.)
Sageland Flagging, Inc.	Utah Corporation
Telecom Technology, Corp.	Indiana Corporation
Tennessee Guardrail, Inc.	Tennessee Corporation (a subsidiary of James H Drew Corporation)